EXHIBIT 99.3


FINDWHAT.COM                                                       NEWS RELEASE
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FindWhat.com Contact:       FindWhat.com Publicist:            Espotting
Contact:
Karen Yagnesak              Ian Gertler - Symplegades Inc.     Chrys Philalithes
239-561-7229                631.680.0956                       +44 (0)20 7539
0508
KarenY@FindWhat.com         Ian.Gertler@Symplegades.com
-------------------         ---------------------------
                            marketing@Espotting.com
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   FINDWHAT.COM AND ESPOTTING ANNOUNCE COMPLETION OF MERGER
   - FindWhat.com Announces New Management Roles; Provides Updated Guidance -

FORT MYERS, FL AND LONDON, UK - July 1, 2004 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services, and ESPOTTING MEDIA, INC., a leading paid listings provider in Europe, today announced the completion of the merger between the two companies. FindWhat.com also announced the promotions of key executives and updated financial expectations for the final three quarters of 2004.

ESPOTTING MERGER
The merger of U.S.-based FindWhat.com and European-based Espotting creates an international leader in performance-based marketing with operations and partnerships across the globe. The combined company offers paid listings services covering a variety of geographic and vertical marketplaces on three continents, and has relationships with over 100,000 online businesses.

"Over the past year, FindWhat.com and Espotting have begun the process of integrating our teams and sharing each other's best practices," stated Craig Pisaris-Henderson, chairman and CEO of FindWhat.com. "We are enthusiastic about the next stage of our merged company's global development as we pursue new market opportunities and innovations."

Under the terms of the merger agreement, announced June 18, 2003 and amended February 9, 2004, Espotting stockholders received 7.0 million shares of FindWhat.com common stock and approximately $11.5 million in cash, in accordance with a net asset adjustment. FindWhat.com is also issuing options to purchase approximately 700,000 shares of FindWhat.com common stock, at a weighted average exercise price of $4.71, in exchange for options and warrants held by Espotting employees and affiliates.

EXECUTIVE PROMOTIONS
FindWhat.com announced the promotion of Phillip R. Thune to the position of president/chief operating officer. He has served as the Company's chief operating officer since November 2000, and he had served as chief financial officer from April 2000 through June 2004.

FindWhat.com also announced the promotion of Brenda Agius to chief financial officer. She had served as the Company's senior vice president of finance since February 2004, and as the Company's vice president of finance from April 2002 to February 2004.

"Phillip and Brenda have been key assets for FindWhat.com, and today's announcement is a reflection of

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the important roles they have played, and will continue to play," said
Pisaris-Henderson.

More biographical information about Mr. Thune and Ms. Agius is available at the Company's website, at http://www.findwhat.com/content/about/management.asp.

UPDATE ON PROJECTED RESULTS
On April 26, 2004 FindWhat.com issued quarterly estimates for 2004 revenue, EBITDA and adjusted pre-tax income per diluted share. FindWhat.com believes that its actual Q2 2004 results will be in line with, or slightly ahead of, the projections provided on April 26, which called for revenue of $27 million, EBITDA of $7.2 million and adjusted pre-tax income per diluted share of $0.27.

FindWhat.com believes, based upon internal estimates from Espotting, that in calendar Q2 2004 Espotting generated between $27 and $28 million of revenue, and excluding certain items, charges and benefits that in FindWhat.com's view are either one-time in nature, or are not expected to continue after the closing, Espotting generated between $1.5 million and $2.0 million of EBITDA.

The Espotting Network forms one of four divisions for FindWhat.com, which also acquired Miva and Comet Systems during the first six months of 2004. "We have spent considerable time over the past few months exploring the numerous ways to integrate our operations and take advantage of the various skills and knowledge each of our recent transactions bring to the table," said Phillip Thune, president/COO of FindWhat.com. "We have identified a number of meaningful projects that we can implement across our Merchant Services division, our Primary Traffic division, the Espotting Network, our private label offering and the FindWhat.com Network, including potential opportunities to market our private label and other service offerings in Europe and to employ advanced geo-filtering technology to better target international users. Given the growth, expansion and synergy opportunities we have identified, we may accelerate investment spending in pursuit of these opportunities during Q3 and Q4 2004, which we believe will help us capitalize on the attractive opportunities we have identified. We continue to believe that we can reach consolidated EBITDA margins of at least 20% in the second half of 2005, and we believe these investments may help us reach that goal even earlier."

Considering the increased scope of its operations and the number of strategic growth initiatives FindWhat.com is pursuing, the Company feels it is appropriate to shift to a range of expectations for upcoming quarters. FindWhat.com is not projecting net income per diluted earnings per share because it currently does not have an estimate of its effective tax rate for Q3 and Q4; however, FindWhat.com expects that its long-term effective tax rate will approximate 40%.

REVENUE
Q1 2004 actual: $25 million
Q2 2004 estimated: $27 million
Q3 2004 estimated: $55-$60 million
Q4 2004 estimated: $60-$67 million
Total 2004 estimated: $167-$179 million

EBITDA
Q1 2004 actual: $6.8 million
Q2 2004 estimated: $7.2 million
Q3 2004 estimated: $8.7-$9.7 million
Q4 2004 estimated: $10.3-$11.3 million
Total 2004 estimated: $33-$35 million

ADJUSTED PRE-TAX INCOME PER DILUTED SHARE
Q1 2004 actual: $0.27 (24.1 million diluted shares outstanding)
Q2 2004 estimated: $0.27 (assumes 25.2 million diluted shares outstanding)
Q3 2004 estimated: $0.23-$0.27 (assumes 33.5 million diluted shares outstanding) Q4 2004 estimated: $0.27-$0.31 (assumes 33.9 million diluted shares outstanding) Total 2004 estimated: $1.04-$1.12 (assumes 29.2 million average diluted shares outstanding)

ABOUT FINDWHAT.COM(R)
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle: finding, getting and keeping customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click, keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network(TM), and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva(R), a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, Comet Systems, a division of FindWhat.com, is a leading provider of connected desktop consumer software. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

ABOUT ESPOTTING
Espotting is one of Europe's leading paid-for listings providers. Espotting operates an online marketplace where advertisers bid against each other for prominence within paid-for listings that Espotting delivers. An advertiser pays only for the traffic it receives - a cost-effective pay-per-click advertising solution that is 100% accountable. Espotting currently has over 22,700 active advertisers, including British Airways, Norwich Union Direct, eBay and Lastminute.com. Espotting is a network, not a destination site or portal. Through its network Espotting powers over 1.4 billion queries each month across Europe. More information on Espotting is available at http://www.Espotting.com.

FORWARD LOOKING STATEMENTS
This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; and statements regarding integration of Espotting's business. In addition, past performance cannot be relied on as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that demand for our services will not increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business, and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; difficulties executing integration strategies or achieving planned synergies with Espotting and other merged or acquired businesses; and potential dilution associated with the issuance of additional shares of our common stock. Readers also should note that the forward-looking statements may be impacted by several additional factors, including the failure of our existing infrastructure to adequately support our private label initiatives; the failure of our private label partners to successfully create and manage paid listings networks; risk that the development and implementation of foreign language versions of our technology will be delayed or not completed when expected; risk that development, implementation and integration costs associated with our private label services will be higher than anticipated; and the inability of our private label partners to leverage off of their existing client base and potential distribution partners. More detailed information regarding other risks affecting FindWhat.com are set forth in FindWhat.com's filings with the Securities and Exchange Commission, including the Form 10-K for fiscal 2003 and the most recent quarterly report on Form 10-Q. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, FindWhat.com's results could differ materially from expectations expressed herein. FindWhat.com is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.

NON-GAAP FINANCIAL MEASURES

Additionally, this press release includes discussion of additional financial measures "EBITDA," "adjusted pre-tax income" and "adjusted pre-tax income per diluted share." These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. FindWhat.com provides reconciliations of these three financial measures to net income and net income per share in its press releases regarding actual financial results. A reconciliation of these three financial measures to net income and net income per share for the three months ended March 31, 2004 included in this press release is set forth below.

                Reconciliation of EBITDA to Net Income

                        THREE MONTHS ENDED MARCH 31, 2004

EBITDA                                      6,834
 Interest                                     180
 Taxes                                     (2,432)
 Depreciation                                (591)
 Amortization                                (189)
                                           ------
 Net Income                                 3,802
                                           ======

        Reconciliation of Adjusted Pre-tax Income to Net Income

                        THREE MONTHS ENDED MARCH 31, 2004

Adjusted pre-tax income                   $ 6,423
 Income taxes                              (2,432)
 Amortization                                (189)
                                          -------
 Net income                               $ 3,802
                                          =======


       Reconciliation of Adjusted Pre-tax Income per Diluted Share to Income per Share

                        THREE MONTHS ENDED MARCH 31, 2004

Adjusted pre-tax income per diluted share  $ 0.27
Income taxes per share                      (0.10)
Amortization per share                      (0.01)
                                           ------
Net income per share - diluted             $ 0.16
                                           ======

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(R)Registered trademark of FindWhat.com
(TM)Trademark of FindWhat.com
All other marks properties of their respective companies

                                       ###

                                  FindWhat.com
                        5220 Summerlin Commons Boulevard
                                    Suite 500
                            Fort Myers, Florida 33907

                                  July 2, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re:   FindWhat.com
                   Current Report on Form 8-K
                   SEC File No. 0-30428

Ladies and Gentlemen:

         On behalf of FindWhat.com (the "Company"), pursuant to Regulation S-T under the Securities Act of 1933, as amended, and pursuant to General Instruction E to Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, the Company's Amendment No. 2 to its Current Report on Form 8-K/A is being transmitted herewith.

         Any questions or comments with respect to this filing should be directed to the undersigned at (239) 790-9585.

                                               Very truly yours,

                                               /s/ Scott D. Reinke
                                               -----------------------
                                               Scott D. Reinke
                                               Associate Corporate Counsel

cc:  NASD (National Association
       of Securities Dealers)